EXHIBIT 23





                          Independent Auditors' Consent



    The Board of Directors
    Century Telephone Enterprises, Inc.:


    We consent to incorporation by reference in the Registration Statements (No. 33-17114, No. 33-47211, and No. 33-52915) on Form S-3, the
    Registration Statements (No. 33-5836, No. 33-17113, No. 33-46562, and No. 33-48554) on Form S-8, the Registration Statements (No. 33-31314 and No. 33-46473) on combined Form S-8 and Form S-3, and the Registration Statements (No. 33-39196, No. 33-48956, and No. 33-50791) on Form S-4 of
    Century Telephone Enterprises, Inc. of our report dated February 6, 1995, relating to the consolidated balance sheets of Century Telephone Enterprises, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity, and cash flows and related financial statement schedule for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 10-K of Century Telephone Enterprises, Inc. Our report refers to changes in the methods of accounting for income taxes and postretirement benefits other than pensions in 1992.





    /s/  KPMG PEAT MARWICK LLP

    Shreveport, Louisiana
    March 17, 1995